Exhibit 99.1

PRESS RELEASE	Source: Steel Partners Holdings L.P.

Steel Partners Holdings L.P. Reports First Quarter Financial Results

New York, NY - May 15, 2012 -- Steel Partners Holdings L.P. (NYSE: SPLP) (“SPH” or the “Company”) reported revenue of $186.0 million for the period ending March 31, 2012 as compared to $175.1 million for the same period of 2011. Net income attributable to the Company's common unitholders for the first quarter of 2012 was $46.0 million, or $1.83 per diluted common unit, as compared to $12.5 million, or $0.43 per diluted common unit, for the same period of 2011.

Warren Lichtenstein, Chairman & Chief Executive Officer of Steel Partners Holdings GP Inc., SPH's general partner, stated, "The first quarter saw solid revenue growth in our diversified industrial segment and a strong rise in revenue in the financial services segment.  It was also an important quarter for the Company as we completed the process of registering our units with the SEC, and in April listed our units on the NYSE.”

Financial Summary ($000s)

	Three Months Ended March 31,
	2012	2011

Revenues	$186,022	$175,100
Costs and Expenses	186,143	159,713
(Loss) income before taxes and equity method investments	(121)	15,387
Income tax (provision) benefit	(1,872)	5,607
Income from associated companies	50,540	1,858
Loss from other investments - related party	(10,800)	(8,284)
Income (loss) from investments held at fair value	8,638	(1,564)
Income from continuing operations	46,385	13,004
Income from discontinued operations	3,753	2,127
Net income	50,138	15,131
Income attributable to noncontrolling interests	(4,168)	(2,640)
Net income attributable to common unit holders	$45,970	$12,491

Net income per common unit – basic	$1.83	$0.49
Net income per common unit – diluted	$1.83	$0.43

Performance Overview

The Diversified Industrial segment saw revenue of $179.5 million, as compared to $158.4 million in the prior year period, a 13.3% increase.  Handy & Harman Ltd. (“HNH”) saw increased sales volume in most of its segments, driven by higher demand for its products, resulting in 7.0% sales growth over the prior year.

Revenues for the first quarter of 2012 include $4.0 million for the Financial Services segment, a 23.8% increase over the 2011 period, due primarily to a new lending program at WebBank.

In addition, the 2012 period reflects a full three months of operations for SWH, Inc. (“SWH”), which was acquired by BNS Holding, Inc. on February 2, 2011 and DGT Holdings Corp., which was acquired on July 5, 2011.

Income from continuing operations of $46.4 million includes income from equity method investments in associated companies of $50.5 million, which primarily relates to net changes in the market value of the investments held by the Company.

Meanwhile, income from investments held at fair value was $8.6 million in the quarter, compared with a loss of $1.6 million in the same period of 2011.

Loss from other investments - related party totaled $10.8 million, compared with a loss of $8.3 million in the same period of 2011. The figure primarily represents changes in the market value of the investments held by the SPII Liquidating Series Trust during the period. The Company has a 43.75% interest in the SPII Liquidating Series Trust.

Noncontrolling interests primarily represent the minority ownership's share of the net income relating to HNH. As of March 31, 2012, the Company owned 53.7% of HNH.

Liquidity

In addition to cash and cash equivalents, SPH, excluding its operating subsidiaries (the “Holding Company”) considers investments at fair value included in its consolidated balance sheet as being generally available to meet its liquidity needs.  Investments at fair value are not as liquid as cash and cash equivalents, but they are generally convertible into cash within a reasonable period of time.  As of March 31, 2012, the Holding Company had cash and cash equivalents of $27.1 million and investments at fair value of $110.8 million.

Our Company

SPH is a global diversified holding company that engages in multiple businesses through consolidated subsidiaries, associated companies and other interests.  We own and operate businesses and have significant interests in leading companies in various industries, including diversified industrial products, energy, defense, banking, insurance, food products and services, oilfield services, sports, training, education, and the entertainment and lifestyle industries.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect SPH's current expectations and projections about its future results, performance, prospects and opportunities.  SPH has tried to identify these forward-looking statements by using words such as “may”, “should,” “expect,” “hope,” “anticipate,” “believe,” “intend,” “plan,” “estimate” and similar expressions.  These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties and other factors that could cause its actual results, performance, prospects or opportunities in 2012 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements.  These factors include, without limitation, SPH's need for additional financing and the terms and conditions of any financing that is consummated, customers' acceptance of its new and existing products, the risk that the Company will not be able to compete successfully, and the possible volatility of the Company's stock price and the potential fluctuation in its operating results.  Although SPH believes that the expectations reflected in these forward-looking statements are reasonable and achievable, such statements involve significant risks and uncertainties and no assurance can be given that the actual results will be consistent with these forward-looking statements.  Investors should read carefully the factors described in the “Risk Factors” section of the Company's filings with the SEC, including the Company's Form 10-K for the year ended December 31, 2011 for information regarding risk factors that could affect the Company's results.  Except as otherwise required by Federal securities laws, SPH undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

Investor contact: Steel Partners Holdings GP Inc.
James F. McCabe, Jr., Chief Financial Officer
212-520-2300

STEEL PARTNERS HOLDINGS L.P.
Consolidated Balance Sheets
(in thousands except common units)

	March 31, 2012	December 31, 2011
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$171,042	$127,027
Restricted cash	26,736	23,736
Trade and other receivables (net of allowance for doubtful accounts of $2,555 in 2012 and $2,504 in 2011)	106,553	90,239
Receivable from related parties	3,479	116
Loans receivable, net	26,060	34,820
Inventories	58,317	53,776
Deferred income taxes	20,147	20,038
Prepaid and other current assets	16,144	16,123
Assets of discontinued operations	—	35,387
Total current assets	428,478	401,262
Long-term loans receivable, net	8,855	8,942
Goodwill	42,806	42,797
Other intangibles, net	133,147	135,341
Deferred income taxes	67,913	70,625
Other non-current assets	19,615	22,143
Investments at fair value	146,327	150,020
Property, plant and equipment, net	130,294	127,842
Investments in associated companies	189,683	128,218
Other investments at fair value - related party	31,853	42,653
Total Assets	$1,198,971	$1,129,843

STEEL PARTNERS HOLDINGS L.P.
Consolidated Balance Sheets
(in thousands except common units)
(continued)

	March 31, 2012	December 31, 2011
LIABILITIES AND CAPITAL	(unaudited)
Current liabilities:
Accounts payable	$49,620	$37,843
Accrued liabilities	39,528	40,944
Financial instruments	24,314	23,736
Deposits	40,985	38,293
Payable to related parties	5,912	4,930
Current portion of deferred fee liability to related party	—	1,107
Short-term debt	37,824	24,168
Current portion of long-term debt	8,531	8,531
Deferred income taxes	943	736
Other current liabilities	3,631	3,239
Liabilities of discontinued operations	—	15,310
Total current liabilities	211,288	198,837
Long-term deposits	49,981	56,589
Deferred fee liability to related party	70,508	57,640
Long-term debt	129,965	130,955
Accrued pension liability	182,546	186,212
Deferred income taxes	4,061	6,231
Other liabilities	16,282	12,959
Total Liabilities	664,631	649,423
Commitments and Contingencies	—	—
Capital:
Partners’ capital (common units: 25,183,039 issued and outstanding after deducting 2,808,725 held in treasury, at cost of $48,099 at March 31, 2012 and December 31, 2011).	471,555	427,534
Accumulated other comprehensive loss	(6,870)	(11,737)
Total Partners’ Capital	464,685	415,797
Noncontrolling interests in consolidated entities	69,655	64,623
Total Capital	534,340	480,420
Total Liabilities and Capital	$1,198,971	$1,129,843

STEEL PARTNERS HOLDINGS L.P.
Consolidated Statements of Operations
(unaudited)
(in thousands except units and per unit data)

	Three Months Ended
	March 31,
	2012	2011
Revenue
Diversified industrial net sales	$179,531	$158,407
Financial services revenue	4,036	3,261
Investment and other income	116	374
Net investment gains	2,339	13,058
Total revenue	186,022	175,100
Costs and expenses
Diversified industrial cost of goods sold	128,811	117,360
Selling, general and administrative expenses	41,506	32,482
Finance interest expense	320	346
(Recovery of) provision for loan losses	(145)	116
Interest expense	3,308	3,215
Realized and unrealized (gain) loss on derivatives	(571)	3,538
Management fees - related party	1,559	2,167
Increase in deferred fee liability to related party	11,762	489
Other income	(407)	—
Total costs and expenses	186,143	159,713

(Loss) Income from continuing operations before income taxes and equity method income (loss)	(121)	15,387
Income tax (provision) benefit	(1,872)	5,607
Income (loss) from equity method investments and investments held at fair value:
Income of associated companies, net of taxes	50,540	1,858
Loss from other investments - related party	(10,800)	(8,284)
Income (loss) from investments held at fair value	8,638	(1,564)
Net income from continuing operations	46,385	13,004
Discontinued operations:
Income (Loss) from discontinued operations, net of taxes	601	(607)
Gain on sale of discontinued operations, net of taxes	3,152	2,734
Income from discontinued operations	3,753	2,127
Net income	50,138	15,131
Net (income) loss attributable to noncontrolling interests in consolidated entities:
Continuing operations	(2,347)	(1,619)
Discontinued operations	(1,821)	(1,021)
	(4,168)	(2,640)
Net income attributable to common unitholders	$45,970	$12,491
Net income per common unit – basic
Net income from continuing operations	$1.75	$0.45
Net income from discontinued operations	0.08	0.04
Net income attributable to common unitholders	$1.83	$0.49
Net income per common unit – diluted
Net income from continuing operations	$1.75	$0.39
Net income from discontinued operations	0.08	0.04
Net income attributable to common unitholders	$1.83	$0.43

Weighted average number of common units outstanding - basic	25,183,039	25,253,287
Weighted average number of common units outstanding - diluted	25,210,214	30,492,331

STEEL PARTNERS HOLDINGS L.P.
Consolidated Statements of Cash Flows
(unaudited)
(in thousands)

	Three Months Ended
	March 31,
	2012	2011
Cash flows from operating activities:
Net income	$50,138	$15,131
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Net investment gains	(2,339)	(13,058)
(Recovery of) Provision for loan losses	(145)	116
Income of associated companies	(50,540)	(1,858)
Loss from other investments - related party	10,800	8,284
(Income) Loss from investments held at fair value	(8,638)	1,564
Gain on sale of discontinued operations	(3,152)	(2,734)
Depreciation and amortization	6,392	6,191
Reclassification of net cash settlements on derivative instruments	(22)	2,794
Stock based compensation	1,775	929
Unrealized loss on derivatives	—	808
Income tax benefit from release of deferred tax valuation allowance	—	(7,957)
Other	(406)	1,466
Net change in operating assets and liabilities:
Receivables	(15,646)	(21,324)
Receivables from related parties	(2,889)	—
Inventories	(4,453)	(7,599)
Prepaid and other assets	(799)	267
Accounts payable, accrued and other liabilities	10,823	(1,137)
Payable to related parties	314	781
Increase in deferred fee liability to related party	11,762	489
Net decrease (increase) in loans held for sale	8,539	(7,630)
Net cash provided by (used in) operating activities of discontinued operations	610	(2,654)
Net cash provided by (used in) operating activities	12,124	(27,131)
Cash flows from investing activities:
Purchases of investments	(6,656)	(62,761)
Proceeds from sales of investments	29,829	83,117
Net decrease (increase) in loans receivable	452	(690)
Purchases of property and equipment	(6,554)	(3,911)
Reclassification of restricted cash	(578)	(5,692)
Net cash settlements on derivative instruments	22	(2,794)
Acquisitions, net of cash acquired	488	(57,414)
Purchase of subsidiary shares from noncontrolling interests	(414)	(628)
Investments in associated companies	(10,923)	(207)
Proceeds from sales of discontinued operations	22,761	26,543
Other	577	85
Net cash provided by (used in) investing activities	29,004	(24,352)

STEEL PARTNERS HOLDINGS L.P.
Consolidated Statements of Cash Flows (continued)
(unaudited)
(in thousands)

	Three Months Ended
	March 31,
	2012	2011
Cash flows from financing activities:
Net revolver borrowings	13,473	3,727
Net borrowings of term loans - foreign	548	758
Repayments of term loans - domestic	(1,134)	(1,460)
Deferred finance charges	—	(204)
Net change in overdrafts	(2,808)	2,804
Net decrease in deposits	(4,031)	(3,180)
Other	(3,329)	1,141
Net cash provided by financing activities	2,719	3,586
Net change for the period	43,847	(47,897)
Effect of exchange rate changes on cash and cash equivalents	168	178
Cash and cash equivalents at beginning of period	127,027	180,684
Cash and cash equivalents at end of period	$171,042	$132,965
Cash paid during the period for:
Interest	$3,920	$2,661
Taxes	$728	$1,154
Non-cash investing activities:
Net (increase) decrease in restricted cash from purchase of foreign currency financial instruments	$(578)	$31,451
Non-cash financing activities:
Common units issued for directors compensation	$—	$275